Exhibit 99.1

MPG Reports 2015 First Quarter Results and Re-affirms Guidance for 2015

PLYMOUTH, Mich., May 7, 2015 /PRNewswire/ -- Metaldyne Performance Group Inc. "MPG", (NYSE: MPG), a leading provider of highly-engineered components for use in powertrain and safety-critical platforms for the global light, commercial and industrial vehicle markets, today reported the following financial results for its first quarter ended March 29, 2015.

First Quarter Financial Highlights:

  Net sales of $765.2 million, compared to $540.5 million in Q1 of 2014, representing a year-over-year increase of 42%.
  Gross profit of $128.5 million for the quarter was $45.3 million higher than 2014, an increase of 54%.
  Net income was $32.6 million, resulting in diluted earnings per share of $0.47.
  Adjusted EBITDA of $132.6 million, compared to $99.7 million for the first quarter of 2014, representing a year-over-year increase of 33%. Adjusted EBITDA margins remained strong at 17.3%.
  Capital expenditures of $60.7 million.
  Adjusted Free Cash Flow, defined as Adjusted EBITDA less capital expenditures, was $71.9 million.

Recent Treasury Actions:

  MPG paid a voluntary repayment of $10.0 million on its outstanding Senior Term Loan during the first quarter of 2015.
  MPG's board of directors declared a quarterly cash dividend of $0.09 per share of common stock payable on May 26th, 2015 for those stockholders of record as of May 12th, 2015.
  MPG expects to secure a refinancing of its outstanding term loan. The anticipated terms would reduce annual cash debt service by $6 – 7 million and create an FX hedge by converting a portion of its USD denominated term loan into a Euro denominated term loan under the same facility.

Commenting on the Company's results, George Thanopoulos, Chief Executive Officer of MPG, stated, "During the first quarter, we actively managed our business to account for the recent metals market fluctuations and FX changes, resulting in strong Adjusted EBITDA, Adjusted EBITDA margins and Adjusted Free Cash Flow. Additionally, we took several actions to drive value creation, namely our continued reinvestment in the business, the declaration of our first dividend, the voluntary pre-payment of debt and, finally, seeking a debt refinancing to reduce cash debt service. These actions highlight MPG's cash flow model and its ability to provide a balanced approach to value creation."

Business Outlook:
For fiscal 2015, MPG re-affirmed the guidance provided earlier in the year:

  Net sales between $3.0 and $3.15 billion
  Adjusted EBITDA between $520 and $560 million
  Capital expenditures between $210 and $220 million

Conference Call:
The Company will hold a conference call to discuss its first quarter 2015 results today at 8:00 a.m. ET. A live webcast of the call may be accessed over the Internet from the Company's Investor Relations website at investors.mpgdriven.com. Participants should follow the instructions provided on the website to download and install the necessary audio applications. The dial-in phone number for the conference call is 1-877-201-0168 and the international dial-in number is 1-647-788-4901. Participants should ask for the MPG first quarter 2015 earnings conference call.

For those unable to participate in the conference call, a replay will be available from 11:00 a.m. ET on May 7 until 11:59 p.m. ET on May 14. The replay dial-in phone number is 1-855-859-2056 and the international replay dial-in number is 1-404-537-3406. The replay passcode is 28380180.

About MPG:
Metaldyne Performance Group Inc. is a leading provider of highly-engineered components for use in powertrain and safety-critical platforms for the global light, commercial and industrial vehicle markets. MPG produces these components using complex metal-forming manufacturing technologies and processes for a global customer base of vehicle OEMs and Tier I suppliers. MPG's metal-forming manufacturing technologies and processes include aluminum die casting, forging, iron casting and powder metal forming as well as advanced machining and assembly. Headquartered in Plymouth, Michigan, MPG has a global footprint spanning 61 locations in 13 countries across North America, South America, Europe and Asia with approximately 12,000 employees. For more information, visit www.mpgdriven.com.

Cautionary Note Regarding Forward-Looking Statements:
The information provided in this press release contains certain "forward-looking statements" about MPG's financial results and estimates and business prospects within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "project," "believes," "seeks," "targets," "forecast," "estimates," "will" or other words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company's future business, prospects, and financial performance; the industry outlook, our backlog and our 2015 financial guidance. Forward-looking statements are based on management's current expectations and assumptions, which are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially due to global political, economic, business, competitive, market, regulatory, and other factors and risks, including, but not limited to, the following: volatility in the global economy impacting demand for new vehicles and our products; a decline in vehicle production levels, particularly with respect to platforms for which we are a significant supplier, or the financial distress of any of our major customers; seasonality in the automotive industry; our significant competition; our dependence on large-volume customers for current and future sales; a reduction in outsourcing by our customers, the loss or discontinuation of material production or programs, or a failure to secure sufficient alternative programs; our failure to offset continuing pressure from our customers to reduce our prices; our inability to realize all of the sales expected from awarded business or fully recover pre-production costs; our failure to increase production capacity or over-expanding our production in times of overcapacity; our reliance on key machinery and tooling to manufacture components for powertrain and safety-critical systems that cannot be easily replicated; program launch difficulties; a disruption in our supply or delivery chain which causes one or more of our customers to halt production; work stoppages or production limitations at one or more of our customer's facilities; a catastrophic loss of one of our key manufacturing facilities; failure to protect our know-how and intellectual property; the disruption or harm to our business as a result of any acquisitions or joint ventures we make; a significant increase in the prices of raw materials and commodities we use; the damage to or termination of our relationships with key third-party suppliers; our failure to maintain our cost structure; the incurrence of significant costs if we close any of our manufacturing facilities; potential significant costs at our facility in Sandusky, Ohio; the failure of or disruptions in our information technology networks and systems, or the inability to successfully implement upgrades to our enterprise resource planning systems; the incurrence of significant costs, liabilities, and obligations as a result of environmental requirements and other regulatory risks; extensive and growing governmental regulations; the adverse impact of climate change and related energy legislation and regulation; the incurrence of material costs related to legal proceedings; our inability to recruit and retain key personnel; any failure to maintain satisfactory labor relations; pension and other postretirement benefit obligations; risks related to our global operations; competitive threats posed by global operations and entering new markets; foreign exchange rate fluctuations; increased costs and obligations as a result of becoming a public company; the failure of our internal controls to meet the standards required by Sarbanes-Oxley; our substantial indebtedness; our inability, or the inability of our customers or our suppliers, to obtain and maintain sufficient debt financing, including working capital lines; our exposure to a number of different tax uncertainties; the mix of profits and losses in various jurisdictions adversely affecting our tax rate; disruption from the combination of our operations and diversion of management's attention; our limited history of working as a single company and the inability to integrate HHI, Metaldyne, and Grede successfully and achieve the anticipated benefits.

For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this press release and in our public filings, including under the heading "Risk Factors" in our filings that we make from time to time with the Securities and Exchange Commission. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

Non-GAAP Financial Measures

Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before interest expense, provision for (benefit from) income taxes and depreciation and amortization, with further adjustments to reflect the additions and eliminations of certain income statement items, including (i) gains and losses on foreign currency and fixed assets and debt transaction expenses, (ii) stock-based compensation and other non-cash charges, (iii) sponsor management fees and other income and expense items that we consider to be not indicative of our ongoing operations, (iv) specified non-recurring items and (v) other adjustments.

We believe Adjusted EBITDA is used by investors as a supplemental measure to evaluate the overall operating performance of companies in our industry. Management uses Adjusted EBITDA (i) as a measurement to compare our operating performance on a consistent basis, (ii) to calculate incentive compensation for our employees, (iii) for planning purposes, including the preparation of our internal annual operating budget, (iv) to evaluate the performance and effectiveness of our operational strategies and (v) to assess compliance with various metrics associated with our agreements governing our indebtedness. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating performance in the same manner as our management.

For a reconciliation of Adjusted EBITDA to net income, the most directly comparable measure determined under U.S. generally accepted accounting principles ("GAAP"), see "US GAAP RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED FREE CASH FLOW".

Adjusted Free Cash Flow
We define Adjusted Free Cash Flow as Adjusted EBITDA less capital expenditures. Capital expenditures can be found in our consolidated statements of cash flows as a component of cash flows from investing activities. We present Adjusted Free Cash Flow because our management considers it to be a useful, supplemental indicator of our performance. When measured over time, Adjusted Free Cash Flow provides supplemental information to investors concerning our results of operations and our ability to generate cash flows to satisfy mandatory debt service requirements and make other non-discretionary expenditures.

For a reconciliation of Adjusted Free Cash Flow to net income, the most directly comparable GAAP measure, see "US GAAP RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED FREE CASH FLOW".

Contacts
Investor Relations
Paul Suber
Vice President, Business Development & Investor Relations
investors@mpgdriven.com
248-440-9503

METALDYNE PERFORMANCE GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions except per share data)

	March 29, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$ 132.0	156.5
Receivables, net:
Trade	403.4	312.9
Other	32.3	31.9

Total receivables, net	435.7	344.8
Inventories	193.4	204.8
Deferred income taxes	11.1	12.4
Prepaid expenses	16.2	13.0
Other assets	12.8	14.5

Total current assets	801.2	746.0
Property and equipment, net	742.8	750.2
Goodwill	907.7	907.7
Amortizable intangible assets, net	761.1	778.5
Deferred income taxes, noncurrent	2.2	1.4
Other assets	39.9	40.8

Total assets	$ 3,254.9	3,224.6

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 293.1	285.5
Accrued compensation	44.2	50.9
Accrued liabilities	109.7	79.9
Short-term debt	2.0	1.6
Current maturities, long-term debt and capital lease obligations	16.1	16.5

Total current liabilities	465.1	434.4
Long-term debt, less current maturities	1,910.5	1,920.3
Capital lease obligations, less current maturities	22.8	23.4
Deferred income taxes	259.9	260.7
Other long-term liabilities	57.7	60.8

Total liabilities	2,716.0	2,699.6

Stockholders' equity:
Common Stock: par $0.001, 400 authorized, 67.1 issued and outstanding	0.1	0.1
Paid-in capital	830.5	827.3
Deficit	(243.3)	(269.7)
Accumulated other comprehensive loss	(51.0)	(35.2)

Total equity attributable to stockholders	536.3	522.5
Noncontrolling interest	2.6	2.5

Total stockholders' equity	538.9	525.0

Total liabilities and stockholders' equity	$ 3,254.9	3,224.6

METALDYNE PERFORMANCE GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions except per share amounts)

	Quarter Ended
	March 29, 2015	March 30, 2014
Net sales	$ 765.2	540.5
Cost of sales	636.7	457.2

Gross profit	128.5	83.3
Selling, general and administrative expenses	56.2	29.2

Operating income	72.3	54.1
Interest expense, net	27.6	19.4
Loss on debt extinguishment	—	0.3
Other, net	(5.2)	1.2

Other expense, net	22.4	20.9

Income before tax	49.9	33.2
Income tax expense	17.3	10.5

Net income	32.6	22.7
Income attributable to noncontrolling interest	0.2	0.1

Net income attributable to stockholders	$ 32.4	22.6

Weighted average shares outstanding	67.1	67.1
Cash dividends declared per share	$ 0.09	—
Net income per share attributable to stockholders
Basic	0.48	0.34
Diluted	0.47	0.33

METALDYNE PERFORMANCE GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Quarter Ended
	March 29, 2015	March 30, 2014
Cash flows from operating activities:
Net income	$ 32.6	22.7
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	56.4	42.7
Debt fee amortization	0.8	2.1
Loss on fixed asset dispositions	0.2	0.7
Deferred income taxes	(0.3)	(1.3)
Noncash interest expense	0.2	0.2
Stock-based compensation expense	3.3	1.3
Foreign currency adjustment	0.5	—
Other	0.1	0.2
Changes in assets and liabilities:
Receivables, net	(101.0)	(58.1)
Inventories	7.0	—
Accounts payable, accrued liabilities and accrued compensation	60.7	34.7
Other, current	(7.6)	0.5
Other	(0.3)	7.3

Net cash provided by operating activities	52.6	53.0
Cash flow from investing activities:
Capital expenditures	(60.7)	(30.8)
Proceeds from sale of fixed assets	0.1	0.1
Capitalized patent costs	(0.1)	(0.1)

Net cash used for investing activities	(60.7)	(30.8)
Cash flows from financing activities:
Payments on long-term debt	(10.2)	(0.6)
Borrowings of revolving lines of credit	—	89.8
Payments of revolving lines of credit	—	(95.9)
Other debt, net	(0.5)	(1.5)
Payment of offering related costs	(0.1)	—
Other stock activity	—	0.3

Net cash provided by (used for) financing activities	(10.8)	(7.9)
Effect of exchange rates on cash	(5.6)	(0.4)

Net increase in cash and cash equivalents	$ (24.5)	13.9

Cash and cash equivalents:
Cash and cash equivalents, beginning of period	$ 156.5	68.2
Net decrease in cash and cash equivalents	(24.5)	13.9

Cash and cash equivalents, end of period	$ 132.0	82.1

Supplementary cash flow information:
Cash paid for income taxes, net	$ 4.9	3.1
Cash paid for interest	16.0	0.5
Noncash transactions:
Capital expenditures in accounts payables	21.6	9.4

METALDYNE PERFORMANCE GROUP INC.
US GAAP RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
AND ADJUSTED FREE CASH FLOW

(In millions)

	Q1	Q1
	2015	2014
Net income attributable to stockholders	$ 32.4	22.6
Income attributable to noncontrolling interest	0.2	0.1
Net income	32.6	22.7

Addbacks to Arrive at Unadjusted EBITDA
Interest expense, net	27.6	19.4

Loss on debt extinguishment	−	0.3
Income tax expense	17.3	10.5
Depreciation and amortization	56.4	42.7
Unadjusted EBITDA	133.9	95.6

Adjustments to Arrive at Adjusted EBITDA
Gain on foreign currency	(5.0)	(0.1)
Loss on fixed assets	0.2	0.7
Debt transaction expenses	0.1	1.2
Stock-based compensation expense	3.3	1.3
Sponsor management fees	—	1.0
Non-recurring acquisition and purchase accounting related items	(0.3)	—
Non-recurring operational items	0.4	—
Adjusted EBITDA	132.6	99.7

Capital expenditures	60.7	30.8

Adjusted Free Cash Flows	$ 71.9	68.9

METALDYNE PERFORMANCE GROUP INC.
US GAAP RECONCILATION FOR GUIDANCE
(In millions except per share data)

	2015 Guidance	2015 Guidance
	Low End of Range	High End of Range
Net income attributable to stockholders	$102.5	127.8
Income attributable to noncontrolling interest	0.4	0.5
Net income	102.9	128.3

Addbacks to Arrive at Unadjusted EBITDA
Interest expense, net	117.3	117.3
Income tax expense	50.5	65.1
Depreciation and amortization	234.2	234.2
Unadjusted EBITDA	504.9	544.9

Adjustments to Arrive at Adjusted EBITDA
Foreign currency gains	(2.9)	(2.9)
Stock-based compensation expense	16.6	16.6
Non-recurring operational items (1)	1.4	1.4
Adjusted EBITDA	$520.0	560.0

(1) Non-recurring operational items including charges for disposed operations, restructuring costs and other.
Note: The table does not include the impact of the previously announced repricing of our Senior Term Loan debt on the various line items above. The refinancing does not affect Adjusted EBITDA.

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